Exhibit 99.1
Contact:
Michael Watts
Sr. director, investor relations and
corporate communications
858-410-8673
For Immediate Release
Gen-Probe Strengthens Corporate Governance Practices
SAN DIEGO, CA, October 2, 2006 — Gen-Probe (NASDAQ: GPRO) announced today that as part of its ongoing efforts to strengthen its corporate governance practices, the Company’s board of directors has approved the termination of its shareholder rights plan, or “poison pill,” and also has instituted a stock ownership policy for officers and directors.
“These actions will bring us in line with best corporate governance practices in these areas,” said Henry L. Nordhoff, Gen-Probe’s chairman, president and chief executive officer. “Our existing shareholder rights plan served its original purpose — to protect us during the special circumstances surrounding our spin-off — and is no longer necessary at this time given the growth of our business and market value. In addition, the new stock ownership policy will further align management’s interests with those of our shareholders.”
The termination of Gen-Probe’s shareholder rights plan will be effective November 30, 2006. The plan was originally implemented without shareholder approval in 2002 at the time of the Company’s spin-off from Chugai Pharmaceuticals, Ltd. At the spin-off, Gen-Probe’s share price was approximately $7 on a split-adjusted basis.
The new stock ownership policy requires Gen-Probe officers and directors to maintain ownership of Company stock equal to between one and three times their annual salary or retainer, depending on position level. Officers and directors will have five years to comply with the policy.
About Gen-Probe
Gen-Probe Incorporated is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective nucleic acid tests (NATs) that are used primarily to diagnose human diseases and screen donated human blood. Gen-Probe has more than 20 years of NAT expertise, and received the 2004 National Medal of Technology, America’s highest honor for technological innovation, for developing NAT assays for blood screening. Gen-Probe is headquartered in San Diego and employs approximately 900 people. For more information, go to www.gen-probe.com.
Caution Regarding Forward-Looking Statements
Any statements in this press release about Gen-Probe’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. For example, statements concerning management’s plans and objectives are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to: (i) the risk that these changes will not strengthen our corporate governance practices, (ii) the risk that our share price will not appreciate in the future, (iii) the risk that new products will not be cleared for marketing in the timeframes we expect, if at all, (iv) the risk that we may not earn or receive milestone payments from our collaborators, (v) the possibility that the market for the sale of our new products may not develop as expected, (vi) we may not be able to compete effectively, (vii) we may not be able to maintain our current corporate collaborations and enter into new corporate collaborations or customer contracts, and (viii) we are dependent on Chiron and other third parties for the distribution of some of our products. The foregoing describes some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we file with the SEC, including our most recent annual report on Form 10-K and all subsequent periodic reports. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.
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